                            QUAKER STATE CORPORATION              EXHIBIT 22

                                  Subsidiaries

All of the following subsidiaries are 100% owned by Quaker State Corporation unless otherwise indicated:

                                                                                      Jurisdiction of
                 Name of Subsidiary                                                    Incorporation
                 ------------------                                                    -------------
Fort William Coal Dock Company, Ltd.                                                  Ontario
Green Shield, Inc.                                                                    Delaware
Heritage Insurance Group, Inc.                                                        Delaware
    Heritage Life Insurance Company (1)                                               Arizona
        Aloha Life Insurance Company (2)                                              Arizona
        First Westwood National Corporation (3)                                       Nevada
            Westwood Life Insurance Company (4)                                       Arizona
    Heritage Indemnity Company (1)                                                    California
            Heritage Mechanical Breakdown Corporation (5)                             Delaware
            Westwood Warranty Corporation (6)                                         Delaware
                Westwood Indemnity Company (7)                                        Arizona
    Heritage Management Corporation (1)                                               California
            Heritage Warranty Corporation (8)                                         Delaware
    The Westlake Insurance Group, (Bermuda) Limited (1)                               Turks and Caicos
        Westlake Insurance Company, Ltd.(9)                                           Bermuda
QS Holding Company                                                                    Delaware
Quaker Oil Corporation                                                                Texas
Quaker State, Inc.                                                                    Canada
Quaker State Investment Corporation                                                   Delaware
    Freedom Freightways, Inc. (10)                                                    Missouri
    McQuik's Oilube, Inc. (10)                                                        Delaware
    QSE&P, Inc. (10)                                                                  Delaware
    Q Lube, Inc. (10)                                                                 Delaware
        Quaker State Minit-Lube Canada, Inc. (11)                                     Ontario
            Minit-Lube Ontario, Inc. (12)                                             Ontario
                Automotive Lube Shop Limited (13)                                     Ontario
        Lubeco, Inc. (11)                                                             Delaware
    Quaker State Oil Refining Corporation (10)                                        Delaware
    Quaker State Western Corporation (10)                                             Delaware
    The Valley Camp Coal Company (10)                                                 Delaware
        Donaldson Mine Company (14)                                                   West Virginia
        Kelley's Creek and Northwestern Railroad Company (14)                         West Virginia
        Valley Camp Investment Company (14)                                           Delaware
            Elm Grove Coal Company (15)                                               West Virginia
            Valley Camp Coal Sales Company (15)                                       Ohio
            The Helen Mining Company (15)                                             Pennsylvania
            Kanawha and Hocking Coal and Coke Company (15)                            West Virginia
            Shrewsbury Coal Company (15)                                              West Virginia
            Valley Camp of Utah, Inc. (15)                                            Utah
    Truck-Lite Co., Inc. (10)                                                         New York
        T-L Automotive Industries, Inc. (16)                                          Delaware
        Truck-Lite International, Inc. (16)                                           Delaware
    Valley Camp, Inc. (10)                                                            Canada
Quaker State Japan Co., Ltd.                                                          Japan
Quaker State Oil Refining Corporation, B.V.                                           Holland


 (1)   100%  owned by Heritage Insurance Group, Inc.
 (2)    67%  owned by Heritage Life Insurance Company
 (3)    50%  owned by Heritage Life Insurance Company
 (4)   100%  owned by First Westwood National Corporation
 (5)    67%  owned by Heritage Indemnity Company
 (6)   100%  owned by Heritage Indemnity Company
 (7)   100%  owned by Westwood Warranty Corporation
 (8)   100%  owned by Heritage Management Corporation
 (9)   100%  owned by The Westlake Insurance Group, Limited
(10)   100%  owned by Quaker State Investment Corporation
(11)   100%  owned by Q Lube, Inc.
(12)    50%  owned by Quaker State Minit-Lube Canada, Inc.
(13)   100%  owned by Minit-Lube Ontario, Inc.
(14)   100%  owned by The Valley Camp Coal Company
(15)   100%  owned by Valley Camp Investment Company
(16)   100%  owned by Truck-Lite Co., Inc.